EXHIBIT 99.1

14060 Southwest Freeway
Sugar Land, Texas 77478

For More Information, Contact
Southern National Bank of Texas
R. Darrell Brewer, CFO
(281) 269-7271
www.snbtx.com
NEWS RELEASE

FOR IMMEDIATE RELEASE

SNB Bancshares, Inc. Announces Third Quarter 2005 Results

•	Net Earnings for the Third Quarter up 19.6% to $2.2 million

•	Third Quarter Average Loans up 23.5%

SUGAR LAND, TEXAS (October 27, 2005) - SNB Bancshares, Inc. (NASDAQ: SNBT), a Sugar Land bank holding company and the parent company of Southern National Bank of Texas, a community-oriented, independent bank with offices in both Harris and Fort Bend Counties, today reported strong growth in net earnings for the third quarter 2005 compared with the same quarter a year ago. Net earnings for the quarter ended September 30, 2005 were $2.2 million or $0.17 per diluted share, an increase in net earnings of $356 thousand or 19.6% compared with $1.8 million or $0.19 per diluted share for the third quarter of 2004. Notwithstanding the increase in net earnings, the slight decrease in diluted earnings per share for the third quarter of 2005 compared with the same period in 2004 was the result of the comparative impact of the 5.4 million shares of common stock issued in connection with our initial public offering in August 2004. For computation of diluted earnings per share, weighted average shares of common stock and Class B stock outstanding during the third quarter of 2005 were 12.6 million compared with 9.3 million weighted average shares outstanding during the third quarter of 2004.

Net earnings for the nine months ended September 30, 2005 were $2.3 million, a decrease of $2.2 million or 47.9% compared with $4.5 million for the same period in 2004. This decrease in net earnings for the nine months ended September 30, 2005 as compared with the nine months ended September 30, 2004 is primarily the result of the balance sheet restructuring plan initiated during March 2005 which resulted in an impairment writedown loss of approximately $6.1 million before tax, or approximately $4.1 million net of tax, during the quarter ended March 31, 2005 on approximately $169 million of securities identified for sale from our available-for-sale securities portfolio. Diluted earnings per share for the nine months ended September 30, 2005, were $0.19 on 12.6 million shares compared with $0.57 on 7.9 million shares for the same period of 2004. Year-to-date earnings per share comparisons are also affected by the increased number of shares outstanding as a result of our initial public offering in August 2004.

“Previously issued earnings releases and other documents filed with the Securities and Exchange Commission discussed more fully this first quarter restructuring and de-leveraging of our balance sheet and the associated impairment charge,” said R. Darrell Brewer, Treasurer and Chief Financial Officer.

Net earnings for the nine months ended September 30, 2005, excluding the first quarter’s non-recurring after-tax impairment writedown loss of $4.1 million or $0.32 per basic share, would have been $6.4 million, a 42.2% increase compared with $4.5 million in the same period of 2004. Diluted earnings per share, excluding the non-recurring impairment writedown loss, would have been $0.51 on 12.6 million shares for the nine months ended September 30, 2005 compared with $0.57 per share on 7.9 million shares for the same period of 2004.

Net earnings excluding the non-recurring impairment writedown loss and diluted earnings per share excluding the non-recurring impairment writedown loss are considered non-GAAP financial measures as defined under the rules and regulations of the Securities and Exchange Commission. Management believes that this presentation of net earnings and diluted earnings per share excluding such charge should clarify investors' understanding of the Company’s earnings performance during the nine months ended September 30, 2005 compared with the same period of 2004

THIRD QUARTER RESULTS

Net earnings for the quarter ended September 30, 2005 of $2.2 million or $0.17 per diluted share, represented an increase in net earnings of $356 thousand or 19.6% compared with $1.8 million or $0.19 per diluted share for the third quarter of 2004. This $356 thousand increase in net earnings was the result of an $897 thousand increase in net interest income, partially offset by a $152 thousand decrease in total noninterest income, a $216 thousand increase in total noninterest expense and a $198 thousand increase in our provision for income taxes.

During the third quarter 2005, strong loan growth and improving yields from the loan portfolio helped offset higher cost of funds. Since June 2004, the Fed funds rate increased from 1.00% to 2.25% by year-end 2004, and to 3.75% at September 30, 2005. The Wall Street Journal prime rate has followed suit, its rate increasing from 4.00% to 5.25% by year-end 2004, and to 6.75% at September 30, 2005. Notwithstanding this significant increase in short term interest rates over the past fifteen months, our net interest margin on a tax equivalent basis in the third quarter of 2005 expanded 29 basis points to 3.14% compared with 2.85% for the third quarter of 2004. However, we remain a liability sensitive bank, and rising interest rates have caused our net interest margin to decrease 19 basis points from 3.33% for the linked quarter ended June 30, 2005.

Net Interest Income

Net interest income for the third quarter of 2005 increased by $897 thousand or 11.9% to $8.5 million compared with $7.6 million for the same period in 2004. Total interest income increased by $3.3 million to $15.6 million for the third quarter of 2005 compared with $12.3 million for the same quarter in 2004, partially offset by a $2.5 million increase in total interest expense to $7.2 million for the third quarter of 2005 compared with $4.7 million for the same quarter in 2004. The $3.3 million increase in total interest income was primarily due to a $3.5 million increase in loan interest income, resulting from a 23.5% increase in volume of average loans outstanding combined with a 97 basis point increase in the average yield on loans. The average balance of loans in the third quarter of 2005 increased $125.1 million to $658.8 million compared with $533.7 million for the same period in 2004, while the average yield on loans increased to 6.86% from 5.89%. The $2.5 million increase in total interest expense was principally the result of a 112 basis point increase in average rates on interest-bearing liabilities to 3.15% in the third quarter of 2005 compared with 2.03% in the third quarter of 2004. The average balance of interest-bearing liabilities decreased $19.9 million in the third quarter of 2005 compared with the third quarter of 2004.

The provision for loan losses in the third quarter of 2005 was $600 thousand, a $25 thousand decrease compared with $625 thousand in the third quarter of 2004. Net interest income after provision for loan losses increased $922 thousand or 13.3% to $7.9 million for the third quarter of 2005 compared with $6.9 million in the same period in 2004.

Noninterest Income

Noninterest income totaled $391 thousand in the third quarter of 2005 compared with $543 thousand in the third quarter of 2004, a decrease of $152 thousand primarily as a result of reduced gains on sales of securities. We posted $197 thousand in gains on the sale of securities in the third quarter of 2004 compared with no sales of securities during the same period in 2005.

Noninterest Expense
Noninterest expense in the third quarter of 2005 increased $216 thousand or 4.6% to $4.9 million compared with $4.7 million in the third quarter of 2004, primarily due to increases in data processing expenses and higher legal and professional fees associated with being a publicly traded company, including Sarbanes-Oxley compliance costs, partially offset by reduced salaries and employee benefit expenses, net occupancy expenses and other expenses.

RESULTS FOR NINE MONTHS ENDED SEPTEMBER 30, 2005

Net earnings for the nine months ended September 30, 2005 were $2.3 million or $0.19 per diluted share, a decrease of $2.2 million or 47.9%, compared with $4.5 million or $0.57 per diluted share for same period in 2004. This decrease in net earnings for the nine months ended September 30, 2005 compared with the same period in 2004 is primarily the result of our balance sheet restructuring plan which resulted in a non-recurring impairment writedown loss of approximately $6.1 million before tax (approximately $4.1 million after tax) during the quarter ended March 31, 2005. This $6.1 million non-recurring impairment writedown loss, combined with a decrease in gains on sales of securities of $572 thousand and a $1.4 million increase in noninterest expenses, was partially offset by a $4.3 million increase in net interest income, a $1.1 million decrease in the provision for Federal income taxes and a $425 thousand decrease in the provision for loan losses.

Diluted earnings per share excluding the non-recurring impairment writedown loss would have been $0.51 on 12.6 million shares for the nine months ended September 30, 2005 compared with $0.57 per share on 7.9 million shares for the same period of 2004.

Net Interest Income
For the nine months ended September 30, 2005, net interest income increased by $4.3 million or 20.8% to $25.0 million compared with $20.7 million for the same period in 2004. This increase is primarily due to a 31.4% increase in average loans outstanding, along with an 80 basis point increase in the average yield on loans outstanding, partially offset by an 88 basis point increase in weighted average rates on total interest-bearing liabilities.

Total interest income increased by $10.7 million to $44.1 million for the nine months ended September 30, 2005 compared with $33.4 million for the same period in 2004, partially offset by a $6.4 million increase in total interest expense to $19.1 million for the nine months ended September 30, 2005 compared with $12.7 million for the same period in 2004. The $10.7 million increase in total interest income was primarily due to a $10.6 million increase in loan interest income, resulting from a 31.4% increase in volume of average loans outstanding combined with an 80 basis point increase in the average yield on loans. The average balance of loans for the nine months ended September 30, 2005 increased $152.6 million to $638.1 million compared with $485.5 million for the same period in 2004, while the average yield on loans increased to 6.65% from 5.85%.

The $6.4 million increase in total interest expense for the nine months ended September 30, 2005 was principally the result of an 88 basis point increase in weighted average rates on total interest-bearing liabilities. The weighted average rate on total interest bearing liabilities increased to 2.83% for the nine months ended September 30, 2005 compared with 1.95% for the same period in 2004, while the average balance of interest-bearing liabilities increased $33.8 million to $904.3 million for the nine months ended September 30, 2005 compared with $870.5 million for the same period of 2004. Our net interest margin on a tax equivalent basis increased 31 basis points to 3.12% for the nine months ended September 30, 2005 compared with 2.81% for the same period in 2004.

Noninterest Income
For the nine months ended September 30, 2005, noninterest income decreased by $6.6 million to a negative $4.8 million compared with noninterest income of $1.8 million for the same period of 2004, principally as a result of the $6.1 million non-recurring impairment writedown loss in connection with the balance sheet restructuring plan and a decrease of $572 thousand in gains on sales of securities.

Noninterest Expense
Noninterest expense for the nine months ended September 30, 2005 was $14.7 million compared with $13.4 million for the same period in 2004, an increase of $1.3 million or 10.4%, primarily due to a $589 thousand increase in legal and professional fees, a $443 thousand increase in data processing expenses and a $393 thousand increase in salaries and employee benefits.

BALANCE SHEET REVIEW

Assets at September 30, 2005 were $1.1 billion, up 2.4% from September 30, 2004 and down 1.0% from December 31, 2004, principally as a result of the balance sheet restructuring plan. As of September 30, 2005, total loans were up $104.8 million or 18.9% to $658.0 million compared with $553.2 million as of September 30, 2004 and down 0.8% from $664.9 million at June 30, 2005.

Commented Harvey Zinn, President and Chief Executive Officer, “Although our loans were down slightly from the end of the second quarter, our average loan growth continues. For the three months ended September 30, 2005, our loans averaged $658.8 million, up from $641.7 million for the linked second quarter of 2005 and up $125.2 million or 23.5% from the average for the three months ended September 30, 2004. For the nine months ended September 30, 2005, our loans averaged $638.1 million, up $152.6 million or 31.4% compared with average loans of $485.5 million for the nine months ended September 30, 2004.”

Commercial mortgage loans accounted for 46.6% of the loan portfolio compared with 47.1% at September 30, 2004 and construction and land development loans accounted for 21.0% of the loan portfolio compared with 19.3% at September 30, 2004.

Average deposits in the first nine months of 2005 increased 1.2% to $826.7 million compared with $816.7 million for the first nine months of 2004. Noninterest-bearing demand deposits increased 8.1% and lower cost NOW, savings and money market accounts increased 2.7%, more than offsetting the 2.0% decline in higher cost time deposits. “We continued our strategy of allowing broker and internet deposits to run off upon maturity, as these higher costing deposits decreased approximately $72.4 million to $9.4 million at September 30, 2005 compared with $81.8 million at September 30, 2004. We remain focused on our business strategy of providing exceptional service to our community, allowing us to retain our core deposit customers,” Brewer stated.

Shareholders’ equity at September 30, 2005 was $88.3 million compared with $86.1 million at September 30, 2004. Book value per share was $7.10 at September 30, 2005, compared with $6.92 at September 30, 2004.

ASSET QUALITY

Nonperforming assets as of September 30, 2005 were $11.8 million, an increase of $5.4 million compared with $6.4 million as of September 30, 2004, principally as a result of an increase of $7.2 million in nonaccrual loans, partially offset by a decrease in other real estate owned of $1.7 million to $490 thousand at September 30, 2005 compared with $2.2 million at September 30, 2004. The $7.2 million increase in nonaccrual loans was primarily the result of two real estate loans and one business and industrial loan. The business and industrial loan, collateralized by furniture, fixtures and equipment and by accounts receivable, in the amount of approximately $3.9 million was placed on nonaccrual status during June 2005. Although this loan is performing in accordance with its terms, management was concerned about its future performance and therefore placed it on nonaccrual status. The two real estate loans, both related to the same guarantor and placed on nonaccrual status in February 2005, consisted of one loan in the amount of $2.4 million secured by multi-family real estate and another loan in the amount of $711 thousand secured by commercial real estate. Although these two loans are performing in accordance with their terms, management was concerned about the cash flow of the related properties and the financial status of the related guarantor.

As a percentage of total loans and other real estate owned, nonperforming assets were 1.79% at September 30, 2005, compared with 1.15% at September 30, 2004. At June 30, 2005, nonperforming assets were $10.7 million, or 1.61% of total loans and other real estate owned.

During the nine months ended September 30, 2005, we recorded a provision for loan losses of $1.9 million compared with $2.3 million for the same period in 2004. Although the provision recorded in 2005 is less than the same period in 2004, the allowance for loan losses as a percentage of total loans at September 30, 2005 increased to 1.40% compared with 1.35% at September 30, 2004.

FRANCHISE GROWTH

“Our Katy branch has been open for approximately one year and continues to meet our goals, with deposit growth of approximately $1 million per month,” said Zinn. “Our Pecan Grove location, housed in leased space in Richmond, Texas just southwest of Sugar Land, opened on September 30, 2005. In addition, we expect our Cinco Ranch location in Katy, Texas to open during 2006. Additionally, in September, 2005, we became the depository for two school districts, Katy Independent School District and Fort Bend Independent School District.”

THE COMPANY

SNB Bancshares, Inc. is a bank holding company headquartered approximately 15 miles southwest of downtown Houston in Sugar Land, Texas, the largest city in fast growing Fort Bend County. The Company, with total assets of $1.1 billion, total loans of $658.0 million, total deposits of $738.3 million and total shareholders’ equity of $88.3 million, as of September 30, 2005, has five full-service branches and two drive-through locations in Harris and Fort Bend Counties.

Notice under the Private Securities Litigation Reform Act of 1995

Except for historical information contained herein, this press release may constitute forward-looking statements for the purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such, may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from the results, performance or achievements expressed or implied by such forward-looking statements. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Act of 1995, and is including this statement for purposes of said safe harbor provisions.

The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation, the following: (a) the effects of future economic and business conditions on the Company and our customers; (b) changes in governmental legislation and regulations; (c) the risks of changes in interest rates; (d) competition from other banks and financial institutions for customer deposits and loans; (e) the failure of assumptions underlying the establishment of reserves for loan losses; (f) changes in the levels of loan prepayments and the resulting effects on the value of the Company’s loan portfolio; (g) the failure of assumptions underlying the establishment of and provisions made to the allowance for loan losses; (h) the effect of changes in accounting policies and practices which may be adopted by regulatory agencies and/or the Financial Accounting Standards Board; (i) technological changes; (j) acquisition and integration of acquired businesses; (k) the loss of senior management or operating personnel and the potential inability to hire qualified personnel at reasonable compensation levels; (l) acts of terrorism; and (m) other risks and uncertainties listed from time to time in the Company’s reports and other documents filed with the Securities and Exchange Commission.

Contacts:	R. Darrell Brewer, CFO	Whitney Rowe, Investor Relations & Corporate Secretary
	(281) 269-7271	(281) 269-7220
	brewerd@snbtx.com	rowew@snbtx.com

SNB BANCSHARES, INC.
AND CONSOLIDATED SUBSIDIARIES
SELECTED FINANCIAL DATA
(Dollars in thousands, except outstanding shares
and per share data)
(Unaudited)

	For the Three Months			For the Nine Months
	Ended September 30,			Ended September 30,
	2005	2004	% chg	2005	2004	% chg
EARNINGS SUMMARY:
Net earnings	$2,174	$1,818	19.6%	$2,343	$4,494	(47.9)%

Basic earnings per share	$0.17	$0.20	(12.1)	$0.19	$0.58	(67.7)
Diluted earnings per share	0.17	0.19	(10.5)	0.19	0.57	(66.7)

Weighted average shares outstanding:
Common stock	9,782,761	6,456,156	51.5	9,767,868	4,738,974	106.1
Class B stock	2,652,475	2,680,521	(1.0)	2,666,993	2,974,458	(10.3)
Total	12,435,236	9,136,677	36.1	12,434,861	7,713,432	61.2

Shares outstanding at end of period:
Common stock	9,782,878	9,750,312	0.3	9,782,878	9,750,312	0.3
Class B stock	2,652,475	2,680,041	(1.0)	2,652,475	2,680,041	(1.0)
Total	12,435,353	12,430,353	0.0	12,435,353	12,430,353	0.0

EARNINGS STATEMENT DATA:
Interest income:
Loans	$11,551	$8,031	43.8%	$32,167	$21,617	48.8%
Securities:
Taxable	3,845	4,184	(8.1)	11,364	11,535	(1.5)
Nontaxable	197	50	294.0	489	91	437.4
Federal funds sold and earning deposits	41	14	192.9	102	135	(24.4)
Total interest income	15,634	12,279	27.3	44,122	33,378	32.2

Interest expense:
Demand deposits	1,860	1,215	53.1	5,354	3,190	67.8
Certificates and other time deposits	2,899	2,179	33.0	8,335	6,708	24.3
Junior subordinated debentures	701	566	23.9	1,996	1,603	24.5
Other borrowings	1,711	753	127.2	3,479	1,209	187.8
Total interest expense	7,171	4,713	52.2	19,164	12,710	50.8

Net interest income	8,463	7,566	11.9	24,958	20,668	20.8
Provision for loan losses	600	625	(4.0)	1,850	2,275	(18.7)
Net interest income after provision	7,863	6,941	13.3	23,108	18,393	25.6

Noninterest income:
Service charges on deposit accounts	195	193	1.6	646	623	3.7
Gain on sale of securities-net	-	197	(100.0)	128	700	(81.7)
Impairment write-down of securities	-	-	-	(6,144)	-	-
Other	196	153	27.5	572	453	26.3
Total noninterest income	391	543	(28.0)	(4,798)	1,776	(370.2)

Noninterest Expense:
Salaries and employee benefits	2,912	2,944	(1.1)	8,779	8,386	4.7
Net occupancy expense	477	494	(3.4)	1,322	1,382	(4.3)
Data processing	457	284	60.9	1,284	841	52.7
Legal and professional fees	295	158	86.7	1,037	448	131.5
FDIC deposit insurance premium	29	31	(6.5)	89	84	6.0
Other	777	820	(5.2)	2,235	2,221	0.6
Total noninterest expense	4,947	4,731	4.6	14,746	13,362	10.4

Earnings before income taxes	3,307	2,753	20.1	3,564	6,807	(47.6)
Provision for income taxes	1,133	935	21.2	1,221	2,313	(47.2)
Net earnings	$2,174	$1,818	19.6%	$2,343	$4,494	(47.9)%

SNB BANCSHARES, INC.
AND CONSOLIDATED SUBSIDIARIES
SELECTED FINANCIAL DATA
(Dollars in thousands, except outstanding shares
and per share data)
(Unaudited)

	Q3	Q2	Q1	Q4	Q3
	2005	2005	2005	2004	2004
EARNINGS STATEMENT DATA:
Interest income:
Loans	$11,551	$10,819	$9,797	$9,153	$8,031
Securities:
Taxable	3,845	3,593	3,926	3,992	4,184
Nontaxable	197	159	133	111	50
Federal funds sold and earning deposits	41	47	14	19	14
Total interest income	15,634	14,618	13,870	13,275	12,279

Interest expense:
Demand deposits	1,860	1,708	1,786	1,323	1,215
Certificates and other time deposits	2,899	2,768	2,668	2,333	2,179
Junior subordinated debentures	701	671	624	592	566
Other borrowings	1,711	885	883	1,047	753
Total interest expense	7,171	6,032	5,961	5,295	4,713

Net interest income	8,463	8,586	7,909	7,980	7,566
Provision for loan losses	600	650	600	675	625

Net interest income after provision	7,863	7,936	7,309	7,305	6,941

Noninterest income:
Service charges on deposit accounts	195	228	223	163	193
Gain on sale of securities-net	-	128	-	-	197
Impairment write-down of securities	-	-	(6,144)	-	-
Other	196	189	187	182	153
Total noninterest income	391	545	(5,734)	345	543

Noninterest Expense:
Salaries and employee benefits	2,912	2,934	2,933	2,980	2,944
Net occupancy expense	477	440	405	480	494
Data processing	457	414	413	377	284
Legal and professional fees	295	353	389	205	158
FDIC deposit insurance premium	29	31	29	31	31
Other	777	732	726	1,388	820
Total noninterest expense	4,947	4,904	4,895	5,461	4,731

Earnings (loss) before income taxes	3,307	3,577	(3,320)	2,189	2,753
Provision (benefit) for income taxes	1,133	1,222	(1,134)	736	935
Net earnings (loss)	$2,174	$2,355	$(2,186)	$1,453	$1,818

Basic EPS	$0.17	$0.19	$(0.18)	$0.12	$0.20
Diluted EPS	0.17	0.19	(0.17)	0.11	0.19

Weighted average shares outstanding:
Common stock	9,782,761	9,764,858	9,755,689	9,752,284	6,456,156
Class B stock	2,652,475	2,670,095	2,678,696	2,679,498	2,680,521
Total	12,435,236	12,434,953	12,434,385	12,431,782	9,136,677

SNB BANCSHARES, INC.
AND CONSOLIDATED SUBSIDIARIES
SELECTED FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

	Q3	Q3		YTD	YTD
	2005	2004	% chg	2005	2004	% chg
BALANCE SHEET AVERAGES:
Loans	$658,760	$533,607	23.5%	$638,095	$485,532	31.4%
Allowance for loan losses	(9,414)	(7,258)	29.7	(8,945)	(6,572)	36.1
Loans, net	649,346	526,349	23.4	629,150	478,960	31.4
Investment securities	406,438	517,041	(21.4)	426,444	478,067	(10.8)
Federal funds sold	3,449	816	322.7	1,894	11,446	(83.5)
Interest-earning deposits in other financial institutions	1,106	2,985	(62.9)	2,375	7,168	(66.9)
Cash and due from banks	19,831	13,116	51.2	17,366	15,269	13.7
Premises and equipment	20,702	13,061	58.5	18,645	12,799	45.7
Accrued interest receivable and other assets	13,330	15,542	(14.2)	13,829	12,921	7.0
Total assets	$1,114,202	$1,088,910	2.3%	$1,109,703	$1,016,630	9.2%

Demand deposits	$117,312	$111,968	4.8%	$113,615	$105,136	8.1%
NOW, savings, and money market accounts	327,733	334,347	(2.0)	346,896	337,891	2.7
Time deposits	339,671	351,116	(3.3)	366,234	373,668	(2.0)
Total deposits	784,716	797,431	(1.6)	826,745	816,695	1.2
Other borrowed funds	197,209	199,093	(0.9)	152,899	120,642	26.7
Junior subordinated debentures	38,250	38,250	0.0	38,250	38,250	0.0
Accrued interest payable and other liabilities	5,449	3,536	54.1	4,600	3,258	41.2
Total liabilities	1,025,624	1,038,310	(1.2)	1,022,494	978,845	4.5
Shareholders' equity	88,578	50,600	75.1	87,209	37,785	130.8
Total liabilities and shareholders' equity	$1,114,202	$1,088,910	2.3%	$1,109,703	$1,016,630	9.2%

	September 30,
	2005	2004
PERIOD END BALANCES:
Loans	$658,003	$553,185	18.9%
Allowance for loan losses	(9,185)	(7,473)	22.9
Loans, net	648,818	545,712	18.9
Investment securities	408,473	503,584	(18.9)
Federal funds sold	1,450	1,735	(16.4)
Interest-earning deposits in other financial institutions	7,267	2,179	233.5
Cash and due from banks	19,472	13,692	42.2
Premises and equipment	21,835	13,837	57.8
Accrued interest receivable and other assets	13,432	13,797	(2.6)
Total assets	$1,120,747	$1,094,536	2.4%

Demand deposits	$128,090	$103,007	24.4%
NOW, savings, and money market accounts	330,463	356,036	(7.2)
Time deposits	279,766	356,154	(21.4)
Total deposits	738,319	815,197	(9.4)
Other borrowed funds	250,500	151,500	65.3
Junior subordinated debentures	38,250	38,250	0.0
Accrued interest payable and other liabilities	5,341	3,536	51.0
Total liabilities	1,032,410	1,008,483	2.4
Shareholders' equity	88,337	86,053	2.7
Total liabilities and ahareholders' equity	$1,120,747	$1,094,536	2.4%

SNB BANCSHARES, INC.
AND CONSOLIDATED SUBSIDIARIES
SELECTED FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

	Q3	Q2	Q1	Q4	Q3
	2005	2005	2005	2004	2004
QUARTERLY AVERAGE
BALANCE SHEET HISTORY:
Loans	$658,760	$641,650	$613,375	$579,459	$533,607
Allowance for loan losses	(9,414)	(9,013)	(8,396)	(7,748)	(7,258)
Loans, net	649,346	632,637	604,979	571,711	526,349
Investment securities	406,438	386,894	486,885	496,204	517,041
Federal funds sold	3,449	1,366	838	1,496	816
Interest-earning deposits in other financial institutions	1,106	5,032	986	1,849	2,985
Cash and due from banks	19,831	14,907	17,333	16,316	13,116
Premises and equipment	20,702	18,810	16,375	15,453	13,061
Accrued interest receivable and other assets	13,330	13,150	15,024	14,328	15,542
Total assets	$1,114,202	$1,072,796	$1,142,420	$1,117,357	$1,088,910

Demand deposits	$117,312	$118,122	$105,280	$103,502	$111,968
NOW, savings, and money market accounts	327,733	337,496	375,990	325,857	334,347
Time deposits	339,671	369,909	389,669	351,178	351,116
Total deposits	784,716	825,527	870,939	780,537	797,431
Other borrowed funds	197,209	118,715	142,167	207,593	199,093
Junior subordinated debentures	38,250	38,250	38,250	38,250	38,250
Accrued interest payable and other liabilities	5,449	4,127	4,209	3,977	3,536
Total liabilities	1,025,624	986,619	1,055,565	1,030,357	1,038,310
Shareholders' equity	88,578	86,177	86,855	87,000	50,600
Total liabilities and shareholders' equity	$1,114,202	$1,072,796	$1,142,420	$1,117,357	$1,088,910

PERIOD END BALANCES HISTORY:
Loans	$658,003	$664,899	$630,048	$598,292	$553,185
Allowance for loan losses	(9,185)	(9,387)	(8,738)	(8,121)	(7,473)
Loans, net	648,818	655,512	621,310	590,171	545,712
Investment securities	408,473	399,523	371,684	488,523	503,584
Federal funds sold	1,450	1,150	1,210	-	1,735
Interest-earning deposits in other financial institutions	7,267	642	25,773	441	2,179
Cash and due from banks	19,472	20,793	15,950	20,794	13,692
Premises and equipment	21,835	19,615	17,769	16,137	13,837
Accrued interest receivable and other assets	13,432	12,063	14,282	14,022	13,797
Total assets	$1,120,747	$1,109,298	$1,067,978	$1,130,088	$1,094,536

Demand deposits	$128,090	$118,165	$111,408	$110,858	$103,007
NOW, savings, and money market accounts	330,463	327,181	368,949	398,051	356,036
Time deposits	279,766	360,413	387,012	359,477	356,154
Total deposits	738,319	805,759	867,369	868,386	815,197
Other borrowed funds	250,500	173,100	75,500	132,900	151,500
Junior subordinated debentures	38,250	38,250	38,250	38,250	38,250
Accrued interest payable and other liabilities	5,341	4,570	3,489	4,151	3,536
Total liabilities	1,032,410	1,021,679	984,608	1,043,687	1,008,483
Shareholders' equity	88,337	87,619	83,370	86,401	86,053
Total liabilities and shareholders' equity	$1,120,747	$1,109,298	$1,067,978	$1,130,088	$1,094,536

SNB BANCSHARES, INC.
AND CONSOLIDATED SUBSIDIARIES
SELECTED FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

YIELD ANALYSIS:

	For the Three Months Ended September 30,
	2005			2004
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
Assets:
Interest-earning assets:
Loans	$658,760	$11,551	6.86%	$533,607	$8,031	5.89%
Investment securities	406,438	4,042	4.08	517,041	4,234	3.20
Federal funds sold	3,449	31	3.52	816	3	1.33
Interest-earning deposits in other financial institutions	1,106	10	3.58	2,985	11	1.45
Total interest-earning assets	1,069,753	15,634	5.79%	1,054,449	12,279	4.55%
Less allowance for loan losses	(9,414)			(7,258)
Total interest-earning assets, net of allowance	1,060,339			1,047,191
Non-earning assets:
Cash and due from banks	19,831			13,116
Premises and equipment	20,702			13,061
Accrued interest receivable and other assets	13,330			15,542
Total noninterest-earning assets	53,863			41,719
Total assets	$1,114,202			$1,088,910

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
NOW, savings, and money market accounts	$327,733	$1,860	2.25%	$334,347	$1,215	1.45%
Time deposits	339,671	2,899	3.39	351,116	2,179	2.47
Other borrowed funds	197,209	1,711	3.39	199,093	753	1.51
Junior subordinated debentures	38,250	701	7.17	38,250	566	5.79
Total interest-bearing liabilities	902,863	7,171	3.15%	922,806	4,713	2.03%
Noninterest-bearing liabilities:
Demand deposits	117,312			111,968
Accrued interest payable and other liabilities	5,449			3,536
Total noninterest-bearing liabilities	122,761			115,504
Total liabilities	1,025,624			1,038,310
Shareholders' equity	88,578			50,600
Total liabilities and shareholders' equity	$1,114,202			$1,088,910
Net interest income		$8,463			$7,566
Net interest spread			2.64			2.52
Net interest margin (tax equivalent)			3.14%			2.85%

SNB BANCSHARES, INC.
AND CONSOLIDATED SUBSIDIARIES
SELECTED FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

RATE VOLUME ANALYSIS:
	For the Three Months Ended September 30, 2005 Compared with the Same Period in 2004
				Increase (Decrease)
	Q3	Q3	Increase	Due to Change in
	2005	2004	(Decrease)	Volume	Rate	Total
Interest-earning assets:
Loans	$11,551	$8,031	$3,520	$1,858	$1,662	$3,520
Investment securities	4,042	4,234	(192)	(890)	698	(192)
Federal funds sold	31	3	28	9	19	28
Interest-bearing deposits in other financial institutions	10	11	(1)	(7)	6	(1)
Total interest income	15,634	12,279	3,355	970	2,385	3,355

Interest-bearing liabilities:
NOW, savings and money market accounts	1,860	1,215	645	(24)	669	645
Time deposits	2,899	2,179	720	(71)	791	720
Other borrowed funds	1,711	753	958	(7)	965	958
Junior subordinated debentures	701	566	135	-	135	135
Total in interest expense	7,171	4,713	2,458	(102)	2,560	2,458

Net interest income	$8,463	$7,566	$897	$1,072	$(175)	$897

SNB BANCSHARES, INC.
AND CONSOLIDATED SUBSIDIARIES
SELECTED FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

YIELD ANALYSIS:

	For the Nine Months Ended September 30,
	2005			2004
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
Assets:
Interest-earning assets:
Loans	$638,095	$32,167	6.65%	$485,532	$21,617	5.85%
Investment securities	426,444	11,853	3.79	478,067	11,626	3.19
Federal funds sold	1,894	46	3.18	11,446	80	0.92
Interest-earning deposits in other financial institutions	2,375	56	3.13	7,168	55	1.00
Total interest-earning assets	1,068,808	44,122	5.49%	982,213	33,378	4.46%
Less allowance for loan losses	(8,945)			(6,572)
Total interest-earning assets, net of allowance	1,059,863			975,641
Non-earning assets:
Cash and due from banks	17,366			15,269
Premises and equipment	18,645			12,799
Accrued interest receivable and other assets	13,829			12,921
Total noninterest-earning assets	49,840			40,989
Total assets	$1,109,703			$1,016,630

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
NOW, savings, and money market accounts	$346,896	$5,354	2.06%	$337,891	$3,190	1.26%
Time deposits	366,234	8,335	3.04	373,668	6,708	2.40
Other borrowed funds	152,899	3,479	3.00	120,642	1,209	1.34
Junior subordinated debentures	38,250	1,996	6.88	38,250	1,603	5.51
Total interest-bearing liabilities	904,279	19,164	2.83%	870,451	12,710	1.95%
Noninterest-bearing liabilities:
Demand deposits	113,615			105,136
Accrued interest payable and other liabilities	4,600			3,258
Total noninterest-bearing liabilities	118,215			108,394
Total liabilities	1,022,494			978,845
Shareholders' equity	87,209			37,785
Total liabilities and shareholders' equity	$1,109,703			$1,016,630
Net interest income		$24,958			$20,668
Net interest spread			2.66			2.51
Net interest margin (tax equivalent)			3.12%			2.81%

SNB BANCSHARES, INC.
AND CONSOLIDATED SUBSIDIARIES
SELECTED FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

RATE VOLUME ANALYSIS:
	For the Nine Months Ended September 30, 2005 Compared with the Same Period in 2004
				Increase (Decrease)
			Increase	Due to Change in
	2005	2004	(Decrease)	Volume	Rate	Total
Interest-earning assets:
Loans	$32,167	$21,617	$10,550	6,675	3,875	$10,550
Investment securities	11,853	11,626	227	(1,230)	1,457	227
Federal funds sold	46	80	(34)	(66)	32	(34)
Interest-bearing deposits in other financial institutions	56	55	1	(36)	37	1
Total interest income	44,122	33,378	10,744	5,343	5,401	10,744

Interest-bearing liabilities:
NOW, savings and money market accounts	5,354	3,190	2,164	85	2,079	2,164
Time deposits	8,335	6,708	1,627	(133)	1,760	1,627
Other borrowed funds	3,479	1,209	2,270	322	1,948	2,270
Junior subordinated debentures	1,996	1,603	393	-	393	393
Total in interest expense	19,164	12,710	6,454	274	6,180	6,454

Net interest income	$24,958	$20,668	$4,290	$5,069	$(779)	$4,290

SNB BANCSHARES, INC.
AND CONSOLIDATED SUBSIDIARIES
SELECTED FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

LOAN PORTFOLIO:
	As of September 30, 2005		As of December 31, 2004		As of September 30, 2004
	Amount	Percent	Amount	Percent	Amount	Percent
Business and industrial	$77,614	11.8%	$70,101	11.7%	$64,152	11.6%
Real estate:
Construction and land development	137,997	21.0	123,655	20.7	106,536	19.3
Residential	123,908	18.8	126,200	21.1	110,828	20.0
Commercial mortgages	306,610	46.6	267,158	44.7	260,359	47.1
Consumer	13,135	2.0	12,592	2.1	12,715	2.3
Other	345	0.0	227	0.0	154	0.0
Gross loans	659,609	100.2	599,933	100.3	554,744	100.3
Less unearned discounts and fees	(1,606)	(0.2)	(1,641)	(0.3)	(1,559)	(0.3)
Total loans	$658,003	100.0%	$598,292	100.0%	$553,185	100.0%

NONPERFORMING ASSETS:
	As of September 30, 2005	As of December 31, 2004	As of September 30, 2004
Nonaccrual loans	$9,472	$1,489	$2,237
Accruing loans past due 90 days or more	-	62	-
Restructured loans	1,839	1,917	1,942
Other real estate and repossessed assets	490	1,320	2,183
Total nonperforming assets	$11,801	$4,788	$6,362
Nonperforming assets to total loans and other real estate	1.79%	0.80%	1.15%

ALLOWANCE FOR LOAN LOSSES:
			As of and for
	As of and for the Nine Months Ended		the Year Ended
	September 30, 2005	September 30, 2004	December 31, 2004
Allowance for loan losses at beginning of period	$8,121	$5,650	$5,650
Provision for loan losses	1,850	2,275	2,950
Charge-Offs:
Business and industrial	(801)	(242)	(242)
Real estate	-	(235)	(262)
Consumer	(68)	(84)	(110)
Total charge-offs	(869)	(561)	(614)
Recoveries:
Business and industrial	59	33	50
Real estate	13	60	63
Consumer	11	16	22
Total recoveries	83	109	135
Net recoveries (charge-offs)	(786)	(452)	(479)
Allowance for loan losses at end of period	$9,185	$7,473	$8,121

Allowance for loan losses to end of period loans	1.40%	1.35%	1.36%
Net charge-offs to average loans	0.12	0.09	0.09
Allowance for loans losses to end of period nonperforming loans	81.20	178.82	234.17

SNB BANCSHARES, INC.
AND CONSOLIDATED SUBSIDIARIES
SELECTED FINANCIAL DATA
(Unaudited)

SELECTED RATIOS AND OTHER DATA:
	Q3	Q3	YTD	YTD
	2005	2004	2005	2004
Return on average assets	0.77%	0.66%	0.28%	0.59%
Return on average equity	9.74	14.30	3.59	15.89
Leverage ratio	11.15	10.83
Tier 1 Capital to RWA ratio	16.96	18.28
Total Capital (Tier 1 + Tier 2) to RWA ratio	18.99	20.56
Average equity to average total assets	7.95	4.65	7.86	3.72
Tax equivalent yield on earning assets	5.72	4.55	5.42	4.46
Cost of funds with demand account	2.79	1.81	2.52	1.74
Net interest margin, tax equivalent	3.14	2.85	3.12	2.81
Non-interest expense to average total assets	1.76	1.73	1.78	1.76
Efficiency ratio	55.88	59.79	56.34	61.45

End of period book value per share	$7.10	$6.92
Full time equivalent employees	162	156

Common Stock Performance:
	Third quarter 2005		Second quarter 2005
Market value of common stock - End of period	$11.25		$11.00
Market value of common stock - High	11.90		11.49
Market value of common stock - Low	10.85		9.21

	As of September 30, 2005		As of June 30, 2005
Book value of common stock	$7.10		$7.05
Market/book value of common stock	158.37%		156.11%
Price/12 month trailing earnings ratio	36.85	X	36.67	X

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